Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Oxford Square Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward(3)
Newly Registered Securities
Fees to be paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(2)
	Equity	Preferred Stock, par value $0.01 per share(2)
	Other	Warrants(2)
	Equity	Subscription Rights(3)
	Debt	Debt Securities(4)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)			$464,406,568			N-2	333-229337	March 25, 2019	$7,801.67
Total Offering Amounts(5)						$464,406,568		-
Total Fees Previously Paid(6)								$7,801.67
Total Fee Offset								-
Net Fee Due								$0

(1) Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2) Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities.

(3) Subject to Note 5 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.

(4) Subject to Note 5 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $464,406,568.

(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $464,406,568.

(6) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $464,406,568 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement filed on January 23, 2019 on Form N-2 (File No. 333-229337) and declared effective on March 25, 2019 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $7,801.67 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to the shares being carried forward to this Registration Statement reduces the amount of fees currently due to $0.00.